Exhibit 10.2

EMPLOYMENT AGREEMENT

This employment agreement (the “Agreement”) dated November 26, 2025 (the “Effective Date”), by and between Toppoint Holdings Inc., a Nevada corporation with an office at 1250 Kenas Road, North Wales, PA 19454 (“TOPP” or the “Company”), and Kah Loong Randy Yeo, an individual (“Employee”). TOPP and Employee are referred to herein from time to time on a collective basis as the “Parties” and each on individual basis as a “Party.”

Recitals

TOPP wishes to secure the services of Employee as the Controller of TOPP (with such other duties and/or offices in TOPP or its affiliates as may be assigned by TOPP’s Chief Executive Officer (“CEO”) and as agreed to by Employee) upon the terms and conditions hereinafter set forth, and Employee wishes to render such services to TOPP upon the terms and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1. Employment by TOPP. TOPP agrees to employ Employee during the Term (defined below) in the position of Controller in which Employee will have such duties and responsibilities to TOPP as are customary for such a position in companies comparable to TOPP and as are reasonably assigned, delegated and determined from time to time by the CEO and as agreed to by Employee, and Employee accepts such employment and agrees to perform such duties and responsibilities. Employee shall devote his full business time and attention exclusively to TOPP and shall use his/her best efforts to faithfully carry out Employee’s duties and responsibilities hereunder, provided, however, that during the Term (as defined herein), Employee may serve on charitable and civic boards, subject to the prior approval of CEO, which approval shall not be unreasonably withheld, and so long as such charitable or civic board position(s) do not limit or interfere with Employee’s duties to TOPP hereunder or breach any agreement between Employee and TOPP.

2. Term of Employment. The term of this Agreement (the “Term”) shall begin on the Effective Date and continue, until terminated earlier as provided in Section 4.

3. Compensation and Benefits.

(a) Base Salary. The Company shall pay to the Employee a base salary for all services to be rendered by the Employee under this Employment Agreement at the rate of $5,000 per month (the “Base Salary”), which Base Salary shall be paid in approximately equal installments (less applicable payroll deductions and taxes) in accordance with the Company’s normal payroll schedule, procedures and policies (which schedules, procedures and policies may be modified from time to time in the Company’s sole discretion), but not less frequently than monthly. The Company shall have no obligation to pay the Employee’s Base Salary following the date of the expiration or termination of this Agreement, whichever is earlier.

(b) Expenses. TOPP shall pay or reimburse Employee for all reasonable and necessary expenses actually incurred or paid by Employee during the Term in the performance of Employee’s duties under this Agreement, upon submission and approval of expense statements, vouchers, or other supporting information in accordance with the then customary practices of TOPP.

(c) Vacation and Sick Leave; Holidays. Employee shall be entitled to: (i) all public holidays observed by the United States federal government and (ii) unlimited paid time off for vacation, illness, personal, or religious reasons in each year during the Term, subject to TOPP’s leave policies (which TOPP may amend from time to time in its sole discretion), Employee fulfilling his job duties and responsibilities, and such paid time off not impacting TOPP negatively. The time or times during which paid time off under (ii) may be taken shall be by mutual agreement of TOPP and Employee, and, whenever reasonably possible, TOPP agrees to accommodate and grant Employee’s request for such paid time off. Because Employee does not accrue paid time off for vacation, illness, etc., Employee is not entitled to compensation for any paid time off upon the end of his employment with TOPP.

(d) Benefits. Whether and to what extent Employee is entitled to receive benefits, if any, from the Company is set forth on Schedule 1 hereto.

(e) Bonus(es). Whether and to what extent Employee is entitled to receive bonuses, if any, from the Company is set forth on Schedule 2 hereto.

(f) Equity Grants. Whether and to what extent Employee is entitled to receive equity grants (e.g., stock or stock options), if any, from the Company is set forth on Schedule 3 hereto.

(g) Withholding of Taxes. TOPP may withhold from any Base Salary, benefits, and equity grants payable or deliverable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

4. Termination. TOPP may terminate this Agreement at any time, without cause, upon fifteen (15) days’ written notice by TOPP to Employee and, except as provided in Section 5 hereof, Employee shall have no right to receive any compensation or benefit hereunder after such termination.

5. Payments Upon Termination. If during the Term, this Agreement is terminated pursuant to Section 4, all compensation (including, without limitation, Base Salary) payable to Employee under Section 3 hereof shall cease as of the date of termination specified in the notice of termination from the Company or the Employee, as the case may be, or, if the termination is due to the Employee’s death, on the date of the Employee’s death, and the Company shall pay to the Employee (or if the Employee has died, to his/her estate) all previously earned, accrued, and unpaid Base Salary and benefits from the Company’s employee benefit plans in which Employee participated and is entitled to receive under the terms of those plans (including any such benefits under the Company’s pension, disability, and life insurance plans, policies, and programs).

6. Certain Restrictive Covenants.

(a) Non-Solicitation of Customers, Vendors, etc. During your employment with the Company and for the Restrictive Covenant Period, you agree not to, directly or indirectly, on your behalf or on behalf of themselves or any other person: (i) solicit the business of any customer, client or distributor, including any insurance carriers, of the Company or any of its affiliates or subsidiaries, including any partnerships or joint ventures of the Company, for a Competing Business or induce or attempt to induce any such customer or client to withdraw, decrease or cancel its business with the Company or any of its affiliates or subsidiaries; or (ii) attempt to do any of the foregoing, or assist, entice, induce or encourage any other person to do or attempt to do any activity which, were it done by you, would violate any provision of this Section 6(a).

(b) Non-Solicitation of Employees. During your employment with the Company and for the Restrictive Covenant Period after your termination of employment, you agree that you will not hire as an employee, retain as an independent contractor, call upon, solicit or communicate with any individual who at the applicable time is or, during the 12-month period preceding your termination of employment, was either an employee or an independent sales representative of the Company or any of its affiliates or subsidiaries, including any partnerships or joint ventures of the Company, for the purpose or with the intent of enticing, or in a manner reasonably likely to entice, such person away from the Company or any of its affiliates, other than a general solicitation not specifically targeting employees of the Company or its affiliates or subsidiaries.

(c) Media Nondisclosure. During and after the Term, you shall not directly or indirectly disclose to the Media (as defined below) any information relating to any aspect of your employment, resignation, or termination from employment with the Company and/or any affiliate, any non-public information related to the business of the Company and/or any affiliate (or any of their respective members, shareholders, partners, officers, directors, managers, employees, representatives or agents), and/or any aspect of any controversy or claims between the Parties of or relating to the subject matter of this Agreement, your employment with, termination or resignation from, the Company and its affiliates and/or the Parties’ relationship. For purposes hereof, “Media” means any station, publication, show, website, web log (blog), bulletin board, social networking site, chat room, program and/or new organization, whether published through the means of print, radio, television, email, text message, the internet or otherwise and any member, representative, agent and/or employee of the same.

(d) Non-Disparagement.

(i) During and after the Term, you shall not make any statements, comments or communications in any form, oral, written or electronic to any Media or any customer, client or supplier of the Company or any of its affiliates, which would constitute libel, slander or disparagement of the Company or any of its affiliates, including, without limitation, any such statements, comments or communications that criticize, ridicule or are derogatory to the Company or any of its affiliates; provided, however, that the terms of this Section 6(d)(i) shall not apply to communications between the Company and you and, as applicable, its or your attorneys or other persons with whom communications would be subject to a claim of privilege existing under common law, statute or rule of procedure. You further agree that you will not in any way solicit any such statements, comments or communications from others.

(ii) For avoidance of doubt, the Company shall not take any action to impede the Employee from communicating directly with the U.S. Securities and Exchange Commission (the “SEC”) staff about a possible securities law violation.

(e) For purposes of this Section 6:

(i) “Competing Business” means any person in North America in the business of providing trucking services. Businesses that engage in a Competing Business include, without limitation, the Employee operating his own business in any capacity.

(ii) “Restrictive Covenant Period” means a period equal to six (6) months after your termination of employment with the Company for whatever reason.

7. Conditions to Agreement Becoming Effective. In addition to any other conditions to this Agreement becoming effective set forth in this Agreement, this Agreement shall not become effective until the Employee provides requisite verification of the Employee’s right to work in the United States, as demonstrated by his/her completion of an I-9 form upon hire and submission of acceptable documentation (as noted on the I-9 form).

8. Other Provisions.

(a) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, emailed, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the Parties at the addresses specified on the signature page hereto, or at such other addresses as shall be specified by the Parties by like notice, and shall be deemed given so long as such provides a receipt of delivery, when so delivered personally, emailed, telecopied, telegraphed or telexed, or mailed.

(b) Entire Agreement. This Agreement, and the Employee Confidential Information and Inventions Assignment Agreement by and between TOPP and Employee dated as of the Effective Date attached hereto as Attachment A, contain the entire agreement between the Parties with respect to the subject matter of those two agreements and supersedes all prior contracts and other agreements, written or oral, with respect to those two agreements.

(c) Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

(d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to the choice of law principles thereof.

(e) Dispute Resolution.

(i) Unless otherwise provided in this Agreement, the Parties agree that the exclusive forum and venue for the resolution of any controversy or claim between them arising out of or relating to this Agreement, or breach thereof (a “Dispute”), shall be the state and federal courts whose jurisdictional territory includes the county in which Company’s principal place of business is located. Each Party consents to personal jurisdiction and venue in those courts for litigation of a Dispute, and each Party waives any forum non conveniens objection to litigating a Dispute in those courts. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY FOR ANY LEGAL OR OTHER COURT PROCEEDING ADDRESSING A DISPUTE.

(ii) As a condition precedent to a Party’s ability to commence litigation for a Dispute, the Party shall first give written notice to the other Party of the Dispute, and, no later than twenty-one (21) days after such notice is delivered, each Party (or a representative of each Party with authority to settle the Dispute for each Party) shall confer in good faith in an effort to resolve the Dispute. The notice of the Dispute shall include a reasonable description of the basis of the Dispute. Only after the Parties have conferred, or made a good faith effort to confer, in accord with this Section 7(e)(ii) may a Party commence litigation for the Dispute.

(f) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and any successors and assigns permitted or required by Section 8(g) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or such successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(g) Assignment. This Agreement, and Employee’s rights and obligations hereunder, may not be assigned by Employee. TOPP may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer, or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed manually or by facsimile, scan, or other electronic means (e.g., DocuSign).

(i) Severability. If a court or other tribunal of competent jurisdiction or any foreign, federal, state, county, or local government or other governmental, regulatory, or administrative agency or authority holds that any term or provision of this Agreement is invalid, illegal, or unenforceable, such term or provision shall be considered severed from this Agreement and not affect the validity, legality, or enforceability of the remaining terms or provisions of this Agreement. Upon a holding that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify, or the court, tribunal, or regulatory or administrative agency or authority may modify, this Agreement to give effect to the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(j) Drafting. Should any provision of this Agreement require interpretation or construction, it is agreed by Employee and TOPP that the person interpreting or construing this Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(k) Headings. The headings and subheadings in this Agreement (e.g., “Drafting” in the above paragraph) are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[The remainder of this page is purposefully blank; the signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of date first set forth above.

COMPANY:

Toppoint Holdings Inc.

By:	/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer
	Address:	1250 Kenas Road, North Wales, PA 19454
	Email:	***
	Date signed:	November 26, 2025

EMPLOYEE:

Kah Loong Randy Yeo

/s/ Kah Loong Randy Yeo
Signature

Address:	1250 Kenas Road, North Wales, PA 19454
Email:	***
Date signed:	November 26, 2025

[Signature Page to the Employment Agreement]

Schedule 1
(Benefits)

During the Term, Employee shall be entitled to such medical, life, disability, and other benefits as are generally afforded to other employees of TOPP and to participate in all other company-wide employee benefits, including a defined contribution pension plan and 401(k) plan, as may be made available generally to Company employees from time to time, subject to Employee satisfying waiting periods, eligibility, and other terms and conditions, if any, that may be applicable to each such benefit or plan.

Schedule 2
(Bonuses)

In addition to the Base Salary, the Employee may be eligible to be considered for an annual bonus based upon the performance of the Employee and of the Company. The eligibility criteria to be a considered for annual bonus, whether to award the Employee any such bonus, the amount of any such bonus, and when any such bonus is paid are in the Company’s absolute discretion. The Employee must be actively employed at the time of payment to receive an annual bonus.

Schedule 3
(Equity Grants)

During the Term, the Employee may be eligible to be considered from time to time for additional awards under the Company’s 2022 Equity Incentive Plan (the “Plan”), in the Company’s sole discretion. The eligibility criteria for any additional award under the Plan and whether the Employee is provided with such award under the Plan are in the Company’s sole discretion.

ATTACHMENT A

(Employee Confidential Information and Inventions Assignment Agreement)

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Toppoint Holdings Inc., a Nevada corporation (“Company”), and the compensation paid to me now and during my employment with the Company, I agree to the terms of this Agreement as follows:

8. Confidential Information Protections.

8.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information (defined below), except as may be required in connection with my work for Company, or as expressly authorized by the Chief Executive Officer or President at the direction of the Board of Directors of Company (“Board”). I will obtain the Chief Executive Officer or President’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I may have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

8.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, services, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

8.3 Third Party Information. I understand that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for Company or unless expressly authorized by an officer of Company in writing.

8.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by Company, I will not improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will I bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

9. Inventions.

9.1 Definitions. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country. The term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country.

9.2 Prior Inventions. I have disclosed on Exhibit A a complete list of all Inventions that (a) I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company; (b) in which I have an ownership interest or which I have a license to use; (c) and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A or if I have not completed Exhibit A, I warrant that there are no Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without Company’s prior written consent. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

9.3 Assignment of Company Inventions. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the subsection titled Government or Third Party are referred to in this Agreement as “Company Inventions.” Subject to the subsection titled Government or Third Party and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. Any assignment of Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Inventions (and any Intellectual Property Rights with respect thereto).

9.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after my employment ends, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.

9.5 Government or Third Party. I agree that, as directed by the Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

9.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment and at Company’s request and expense, I will assist Company in every proper way, including consenting to and joining in any action, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

9.7 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except as expressly authorized by the Company or in strict compliance with the Company’s policies regarding the use of such software.

10. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times.

11. Additional Activities. I agree that during the term of my employment by Company, I will not (a) without Company’s express written consent, engage in any employment or business activity that is competitive with, or would otherwise conflict with my employment by, Company; and (b) for the period of my employment by Company and for one (1) year thereafter, I will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity. Furthermore, I agree that during the term and thereafter, I shall not disparage the Company, any officer or director of the Company or any affiliate or agent of the Company.

12. Return Of Company Property. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company’s personnel at any time with or without notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

13. Notification Of New Employer. If I leave the employ of Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

14. General Provisions.

14.1 Governing Law and Venue. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of Nevada, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I expressly consent to personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

14.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

14.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor or other assignee and shall be binding upon my heirs and legal representatives.

14.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice.

14.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party.

14.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

14.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion.

14.8 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

14.10 Entire Agreement. If no other agreement governs nondisclosure and assignment of inventions during any period in which I was previously employed or am in the future employed by Company as an independent contractor, the obligations pursuant to sections of this Agreement titled Confidential Information Protections and Inventions shall apply. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with Company.

COMPANY:

TOPPOINT HOLDINGS INC.

By:	/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	President

Address:

EMPLOYEE:

I have read, understand, and accept this agreement and have been given the opportunity to review it with independent legal counsel.

s/ Kah Loong Randy Yeo
(Signature)

Kah Loong Randy Yeo
Name (Please Print)

November 26, 2025
Date

Address:

Exhibit A

INVENTIONS

1.	Prior Inventions Disclosure. The following is a complete list of all Prior Inventions (as provided in Subsection 2.2 of the attached Employee Confidential Information and Inventions Assignment Agreement):

☒ None

☐ See immediately below: